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EXHIBIT 10.3

Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan

Restricted Stock Unit Award Agreement

(Relative Total Shareholder Return Performance-Based Vesting)

This Restricted Stock Unit Award Agreement including Exhibit A hereto (this “Agreement”) is made by and between Lantheus Holdings, Inc., a Delaware corporation (the “Company”), and #ParticipantName# (the “Participant”), effective as of #GrantDate# (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Amended and Restated Lantheus Holdings, Inc. 2026 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Restricted Stock Units, subject to the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Performance-Based RSUs. The Company has granted to the Participant, effective as of the Date of Grant, performance-based Restricted Stock Units (the “RSUs”), giving the Participant the conditional right to receive, on the terms and conditions set forth in the Plan and this Agreement, one share of Common Stock with respect to each RSU subject to this Award. Subject to adjustment as set forth in the Plan, the target number of RSUs subject to this Award is #QuantityGranted# (“Target RSUs”) and the maximum number of RSUs subject to this Award is 200% of the Target RSUs.

2.
Vesting of RSUs.

(a)
General. Subject to the terms and conditions set forth in the Plan and this Agreement, all or a portion of the RSUs subject to this Award will vest, if at all, on the third (3rd) anniversary of the Date of Grant (the “Cliff Vesting Date”), to the extent earned based on the achievement of the performance criteria set forth on Exhibit A (the “Performance Criteria”), and, except as otherwise provided in Section 2(b) or Section 2(c) below, subject to the Participant’s continued Service

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through the Cliff Vesting Date. The number of RSUs that are earned based on the achievement of the Performance Criteria and are eligible to vest hereunder are referred to in this Agreement as the “Earned RSUs.”
(b)
Qualified Retirement. Notwithstanding Section 2(a) and Section 3 of the Agreement, in the case of a Participant whose Service terminates due to a Qualified Retirement (as defined below) (a “Qualified Retiree”), the Participant’s RSUs and Dividend Equivalents (as defined below) will continue to vest (subject to pro-ration as provided in Exhibit A (Determinations)), except as specifically provided in Section 2(c), until the earlier of (a) the Cliff Vesting Date and (b) the date on which the Participant violates any restrictive covenant or other continuing obligation to the Company on or after the Participant’s Qualified Retirement Date (as defined below) (the “Qualified Retirement Vesting Period”). Upon the expiration of the Qualified Retirement Vesting Period, any unvested RSUs or Dividend Equivalents will be immediately and automatically forfeited without consideration in the manner contemplated in Section 3. As used herein, “Qualified Retirement” means that, (x) as of the date Participant ceases to provide Services to the Company due to voluntary retirement (and not a termination by the Company with or without Cause) (the “Qualified Retirement Date”), (i) Participant is at least fifty-five (55) years of age and (ii) Participant has provided Services to the Company or any Subsidiary for at least ten (10) years; and (y) if such Participant is not a Qualified Officer (as defined below), Participant provides written notice to the Company of his or her plan to cease providing Services to the Company at least six (6) months’ prior to Participant’s Qualified Retirement Date. For purposes of this Section 2(b) each of the following individuals is a Qualified Officer: (i) the Company’s principal executive officer, president, principal financial officer, principal operating officer, principal accounting officer or person performing similar functions and (ii) each named executive officer for whom disclosure was required pursuant to Item 402(c) of Regulation S-K (17 CFR 229.402(c)) in the Company’s most recent proxy statement or other filing with the Securities and Exchange Commission (“SEC”). For clarity, if Participant’s status as a Qualified Officer ceases prior to Participant’s Qualified Retirement Date, Participant shall promptly provide the Company with notice of retirement as provided in this Section 2(b).

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(c)
Change in Control. In the event of a Change in Control, subject to the Participant’s continued Service through the date of a Change in Control (except as otherwise provided in Sections 2(c)(ii), (iv), (v) and (vii)):

(i)
Except in the case of a Qualified Retiree, if, prior to the Performance Period End Date (as defined in Exhibit A), a Change in Control occurs, to the extent the RSUs have not been forfeited under Section 3 below prior to that Change in Control, then the Committee will determine the extent to which the Performance Criteria has been achieved as of the date of that Change in Control as if the Performance Period End Date were the date of that Change in Control and will determine the number of Earned RSUs, if any.

(ii)
In the case of a Qualified Retiree, in the event of a Change in Control during the Qualified Retirement Vesting Period but prior to the Performance Period End Date (as defined in Exhibit A), to the extent RSUs have not been forfeited under Section 3 below prior to the Change in Control, then the Committee will determine the extent to which the Performance Criteria for such RSUs has been achieved as of the date of that Change in Control as if the Performance Period End Date were the date of that Change in Control and will determine the number of Earned RSUs, if any, subject to the pro-ration provided in Exhibit A (Determinations).

(iii)
Except in the case of a Qualified Retiree or as otherwise provided in Sections 2(c)(iv) through 2(c)(viii), the number of Earned RSUs, if any, will continue to vest based solely on time and will vest in full on the Cliff Vesting Date, subject to the Participant’s continued Service through the Cliff Vesting Date.

(iv)
Except in the case of a Qualified Retiree, if, (A) in connection with a Change in Control described in subsection (i) above, the Earned RSUs are assumed or continued, or a new award is substituted for the Earned RSUs by the surviving company or its parent in accordance with the provisions of Section 12 of the Plan, (B) the Participant remains in continued Service through the date of that Change in Control and, (C) within the twelve (12) month period following the date of that Change in Control and prior to the Cliff Vesting Date, the Participant’s Service is terminated by the Company without Cause or, if the Participant is party to an effective employment letter or agreement with the Company or any Subsidiary that defines “Good Reason” (or any similar term), by the Participant for Good Reason, then the Earned RSUs (or the new award substituted for the Earned RSUs) will vest in full upon such termination of Service.

(v)
In the case of a Qualified Retiree, if, (A) in connection with a Change in Control described in subsection (ii) above, the Earned RSUs are assumed or continued, or a new award is substituted for the Earned RSUs by the surviving company or its parent in accordance with the provisions of Section 12 of the Plan, then the Earned RSUs (or the new award substituted

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for the Earned RSUs) will continue to vest through the Cliff Vesting Date, subject to pro-ration as provided in Exhibit A (Determinations).

(vi)
Except in the case of a Qualified Retiree, if, in connection with a Change in Control described in subsection (i) above, the Earned RSUs are not assumed or continued, or a new award is not substituted for the Earned RSUs by the surviving company or its parent in accordance with the provisions of Section 12 of the Plan, then the Earned RSUs will vest in full as of immediately prior to the Change in Control.

(vii)
In the case of a Qualified Retiree, if, in connection with a Change in Control described in subsection (ii) above, the Earned RSUs are not assumed or continued, or a new award is not substituted for the Earned RSUs by the surviving company or its parent in accordance with the provisions of Section 12 of the Plan, then the Earned RSUs will vest in full as of immediately prior to the Change in Control, subject to pro-ration as provided in Exhibit A (Determinations).

(viii)
If a Change in Control occurs following the Performance Period End Date but on or before the Cliff Vesting Date, then the Earned RSUs, to the extent they have not been forfeited under Section 3 below as of immediately prior to the Change in Control, will vest in full as of immediately prior to such Change in Control, subject, in the case RSUs earned by a Qualified Retiree, to pro-ration as provided in Exhibit A (Determinations).

3.
Forfeiture. Except as set forth in Section 2(b) and Section 2(c) above, all unvested RSUs and Dividend Equivalents (whether or not earned) will be forfeited, automatically and without consideration immediately upon (a) termination of the Participant’s Service for any reason other than a Qualified Retirement prior to the Cliff Vesting Date and, (b) in the case of a Qualified Retiree, expiration of the Qualified Retirement Vesting Period prior to the Cliff Vesting Date. All shares of Common Stock received in respect of the RSUs and any Dividend Equivalents (and resulting proceeds thereof) are and will continue to be subject to Section 13 of the Plan, regardless of whether a termination of the Participant’s Service has occurred.

4.
Adjustments. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.4 of the Plan, this Award may be adjusted in accordance with Section 4.4 of the Plan.

5.
Delivery of Shares and Dividend Equivalents. The Company will, as soon as practicable following the vesting of any RSUs subject to this Award (but in no event later than thirty (30) days following the date on which such RSUs vest), effect delivery of shares of Common Stock with respect to such vested RSUs (and any Dividend Equivalents credited with respect to such RSUs payable in Common Stock or, with respect to Dividend Equivalents credited with respect to such RSUs payable in cash, make a cash payment in respect thereof) to the Participant (or, in the event of the Participant’s death, to the person described in Section 15.3 of the Plan).

6.
Tax Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued shares of Common Stock upon the vesting of

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the Award (or any portion thereof), are subject to the prompt payment by the Participant to the Company in cash (or by such other means as may be acceptable to the Committee in its discretion) of all taxes required to be withheld, if any, relating to the Award. The Company will automatically satisfy any federal, state, local or foreign withholding tax obligations that may arise in connection with the RSUs and any Dividend Equivalents, as follows:

(a)
with respect to the RSUs and any Dividend Equivalents payable in shares of Common Stock, by withholding from the shares of Common Stock otherwise deliverable in connection with that vesting date, a number of shares of Common Stock having a Fair Market Value equal to the minimum statutory amount required to be withheld to satisfy such those withholding obligations (or any higher amount properly and timely specified by the Participant); provided, however, that with the prior approval of the Committee, the Company may require the Participant to satisfy all tax withholding obligations by causing that number of shares of Common Stock to be sold in accordance with a 10b5-1 trading plan or under another sell-to-cover arrangement; and

(b)
with respect to any Dividend Equivalents payable in cash, by withholding an amount in cash from such Dividend Equivalents equal to the minimum statutory amount required to be withheld to satisfy such tax withholding obligations (or any higher amount properly and timely specified by the Participant).

7.
Shareholder Rights. The Participant will not have any rights of a stockholder with respect to the RSUs unless and until shares of Common Stock are actually delivered in respect of the RSUs; provided that the Participant will be entitled to receive Dividend Equivalents with respect to unvested RSUs in accordance with this Section 7. In connection with (x) any regular dividend declared on shares of Common Stock that is payable in cash or (y) any regular dividend declared on shares of Common Stock that is payable in shares of Common Stock, for each share of Common Stock deliverable in respect of an unvested RSU, the Participant will receive a dividend equivalent (a “Dividend Equivalent”). Any such Dividend Equivalents will entitle the Participant to receive, subject to the terms of this Agreement, a payment of cash or issuance of shares of Common Stock equal to the amount or number of shares that the Participant would have received as a regular dividend had the Participant held the shares of Common Stock deliverable in respect of such unvested RSUs at the time such dividend was paid. Any Dividend Equivalents will be subject to the same vesting and other terms and conditions as the unvested RSUs to which they relate and will be paid, if at all, in cash, in the case of a cash dividend or Common Stock in the case of a distribution of shares of Common Stock, in either case, in accordance with Section 5 of this Agreement.

8.
Miscellaneous Provisions

(a)
Non-transferability. Any shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange upon which such shares are listed, any applicable federal or state laws, and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon any certificate(s) or other

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document(s) delivered to the Participant, or on the books and records of the Company’s transfer agent, to make appropriate reference to such restrictions.

(b)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interferes with or otherwise restricts in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(c)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement (including any letter or other notice notifying the Participant of this Award).

(d)
Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(f)
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(g)
Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(h)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Participant (or his or her beneficiary, legatee, executor, personal representative or distribute, as applicable) and the Company agree that he, she or it will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan or this Agreement, exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court

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does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (either of the foregoing, the “Chosen Court”), and hereby (i) irrevocably submit to the exclusive jurisdiction of the Chosen Court, (ii) waive any objection to laying venue in any such proceeding in the Chosen Court, (iii) waive any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agree that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.

(i)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, and each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(j)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts this Award subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the Date of Grant.

Lantheus Holdings, Inc.

By:________________________________

Jamie Spaeth

Chief People Officer

Participant

#ParticipantName#

#AcceptanceDate#

#Signature

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EXHIBIT A

This Exhibit A describes the terms and conditions upon which the RSUs will become earned and eligible to vest as set forth in Section 2 of the Restricted Stock Unit Award Agreement of which this Exhibit A is a part (the “Agreement”). All capitalized terms used in this Exhibit A, unless separately defined, have the meanings set forth in the Agreement.

1.
General. The RSUs will be eligible to be earned under the Agreement subject to the terms and conditions of Section 3 of this Exhibit A based on the Total Shareholder Return of the Company as compared to the Total Shareholder Return of the Specified Companies (as measured by rTSR Percentile Rank). Total Shareholder Return (as measured by rTSR Percentile Rank) will be the Performance Criteria under the Award.

2.
Definitions. The terms set forth below, as used in this Exhibit A, will have the following meanings:

(a)
“Performance Period” will mean the period beginning on the Performance Period Start Date and ending on (i) the Performance Period End Date, or, if earlier, (ii) the date on which a Change in Control is consummated.

(b)
“Performance Period End Date” will mean December 31, 2028 (or, if earlier, the date on which a Change in Control is consummated).

(c)
“Performance Period Start Date” will mean January 1, 2026.

(d)
“rTSR Percentile Rank” will mean the percentage of Total Shareholder Return values among the Specified Companies at the Performance Period End Date (or, if earlier, the date of a Change in Control) that are equal to or lower than the Company’s Total Shareholder Return at the Performance Period End Date (or, if earlier, the date of a Change in Control), expressed as a percentage and calculated as follows:

rTSR Percentile Rank = ((N – R) / (N – 1)) * 100 where:

“N” is the aggregate number of Specified Companies plus one (1); and

“R” is the number of Specified Companies with a Total Shareholder Return that is higher than the Company’s Total Shareholder Return at the Performance Period End Date (or, if earlier, the date of a Change in Control) plus one (1).

(e)
“Specified Companies” will mean each of the companies included in the S&P MidCap 400 Health Care Index as of the Performance Period Start Date, excluding the Company itself. If a company in such index ceases to be publicly traded during the Performance Period, or if it is publicly announced that any such company will be acquired, whether or not such acquisition occurs during the Performance Period, such company will not be treated as a Specified Company for purposes of the determinations herein and such company’s Total Shareholder Return will not be included for purposes of the calculations herein.

(f)
“Total Shareholder Return” will mean, with respect to any company, the change in value expressed as a percentage of a given dollar amount invested in a company’s most widely publicly traded stock over the Performance Period, taking into account both stock price appreciation (or depreciation) and the reinvestment of dividends (including the cash value of non-cash dividends) in such stock of the company. The thirty (30) trading-day average closing price of shares of Common Stock and of the most widely publicly traded stock of the Specified Companies, as applicable,
(i)
beginning on and including the Performance Period Start Date, and (ii) except as set forth in the proviso below, ending on and including the Performance Period End Date, will be used to value shares of Common Stock and such stock of the Specified Companies, as applicable; provided that, in the event that a Change in Control is consummated during the Performance Period, the fair value of the actual consideration received by holders of Common Stock in that Change in Control (as determined by the Committee in its sole discretion) will be used in calculating the Company’s Total Shareholder Return in lieu of the thirty (30) trading-day average closing price described in clause (ii) above. Dividend reinvestment will be calculated using the closing price of a share of Common Stock or the stock of the applicable Specified Company, as applicable, on the ex-dividend date or, if no trades were reported on such date, the latest preceding date for which a trade was reported.

3.
Earning of RSUs. No RSUs will become earned unless the rTSR Percentile Rank is at or above the 25th percentile. If the rTSR Percentile Rank is equal to the 25th percentile or 50th percentile, or equal to or greater than the 75th percentile, the aggregate number of RSUs that will become earned will be equal to the Target RSUs, multiplied by the “Applicable Percentage” set forth in the table below. In the event that rTSR Percentile Rank falls between the 25th and 50th percentiles or the 50th and 75th percentiles, the Applicable Percentage will be interpolated on a straight-line basis and the number of RSUs earned will be based on such interpolated percentage. Notwithstanding the foregoing, in the event the Company’s Total Shareholder Return is negative for the Performance Period, the Applicable Percentage of Target RSUs will be capped at 100%.

rTSR Percentile Rank	Applicable Percentage of Target RSUs
≥ 75th Percentile	200%
50th Percentile	100%
25th Percentile	50%

4.
Determinations. At the end of the Performance Period, the Committee will determine the extent to which, if any, the Performance Criteria has been achieved and the number of RSUs that become Earned RSUs; provided, however, in the event of a Qualified Retirement, the Earned RSUs will be pro-rated by multiplying the Earned RSUs by an amount equal to the number of days Participant renders Services to the Company during the Performance Period, divided by the total number of days in the Performance Period. For clarity, in the case of a Change in Control under Section 2(c), when calculating pro-ration with respect to a Qualified Retiree, the Change in Control Date shall be deemed the end of the Performance Period.

Any RSUs that do not become Earned RSUs (after determination and pro-ration) hereunder, and any related Dividend Equivalents, will be automatically forfeited. No RSUs or any related Dividend Equivalents will be earned and/or vest until the Committee certifies the extent to which the Performance Criteria been achieved. The Committee will make such determination and certification not later than March 15th following the end of the Performance Period. Earned RSUs will vest as set forth in Section 2 of this Agreement. Any Earned RSUs will be rounded down to the nearest whole number of RSUs and any fractional Earned RSUs will be disregarded. All determinations under the Agreement, including this Exhibit A, will be made by the Committee and will be final and binding on the Participant.